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                                                                    EXHIBIT 21.1



                      KEY COMPONENTS, LLC AND SUBSIDIARIES


Atlantic Guest, Inc.

B.W. Elliott Manufacturing Co., LLC

Cruising Equipment Company

ESP Lock Products, LLC

Gits Manufacturing Company, LLC

Guest Building, LLC

Heart Interface Corporation

Hudson Lock, LLC

KCLLC Holdings, Inc.

Key Components, LLC

Key Components Finance Corp.

Marine Industries Company, LLC

Turner Electric, LLC

VFC Acquisition Company, Inc.